UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2016

GENOMIC HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51541 (Commission File Number)	77-0552594 (I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

(650) 556-9300

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc. (the “Company”), held on June 9, 2016:

1.                                      The following Directors were elected to serve until the 2017 Annual Meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes

Kimberly J. Popovits	26,018,045	778,521	4,379,970

Felix J. Baker, Ph.D.	24,416,319	2,380,247	4,379,970

Julian C. Baker	25,556,100	1,240,466	4,379,970

Fred E. Cohen, M.D., D.Phil.	19,702,606	7,093,960	4,379,970

Henry J. Fuchs, M.D.	24,577,808	2,218,758	4,379,970

Ginger L. Graham	26,225,160	571,406	4,379,970

Randall S. Livingston	26,710,420	86,146	4,379,970

2.                                      An Amendment to the Amended and Restated Genomic Health, Inc. 2005 Stock Incentive Plan was approved.

For	Against	Abstain	Broker Non-Votes
17,643,765	9,135,413	17,388	4,379,970

3.                                      The compensation of the Company’s named executive officers was approved, on a non-binding advisory basis.

For	Against	Abstain	Broker Non-Votes
25,339,534	1,435,535	21,497	4,379,970

4.                                      The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year was approved.

For	Against	Abstain
31,040,845	96,785	38,906

5.                                      The stockholder proposal concerning proxy access was not approved.

For	Against	Abstain	Broker Non-Votes
9,409,365	17,096,128	291,073	4,379,970

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016

GENOMIC HEALTH, INC.

By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Financial Officer